     As filed with the Securities and Exchange Commission on August 15, 1997

                                                     Registration No. 333-
===============================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933


                                 MARITRANS INC.
               (Exact name of issuer as specified in its charter)

      Delaware                                             51-0343903
 (State or other jurisdiction of            (I.R.S. Employer Identification No.)
 incorporation or organization)

                          One Logan Square, 26th Floor
                           Philadelphia, PA 19103-6993
                    (Address of principal executive offices)

                                 MARITRANS INC.
                            EQUITY COMPENSATION PLAN
                            (Full title of the plan)

                                 JOHN C. NEWCOMB
                         Vice President, General Counsel
                                  and Secretary
                                 Maritrans Inc.
                          One Logan Square, 26th Floor
                           Philadelphia, PA 19103-6993
                     (Name and address of agent for service)

                                 (215) 864-1200
          (Telephone number, including area code, of agent for service)


                                    Copy to:
                             ROBERT J. LICHTENSTEIN
                           Morgan, Lewis & Bockius LLP
                              2000 One Logan Square
                           Philadelphia, PA 19103-6993
                                 (215) 963-5000


===============================================================================================================================
                                              CALCULATION OF REGISTRATION FEE

      Title of securities         Amount to be             Proposed maximum           Proposed maximum           Amount of
       to be registered            registered               offering price           aggregate offering       registration fee
                                                              per share*                   price*
-------------------------------------------------------------------------------------------------------------------------------
Common Stock,                        500,000                   $7.97                     $3,985,000               $1,207.58
par value $.01 per share
===============================================================================================================================

* Estimated pursuant to paragraphs (c) and (h) of Rule 457 solely for the purpose of calculating the registration fee, based upon the average of the reported high and low sales prices of shares of Common Stock on August 12, 1997, as reported on the New York Stock Exchange.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, as filed by the Company with the Securities and Exchange Commission, are incorporated by reference in this Registration Statement and made a part hereof:


         (a) Annual report on Form 10-K of the Registrant, filed with the Commission for the fiscal year ended December 31, 1996;

         (b) Quarterly reports on Form 10-Q of the Registrant, filed with the Commission for the quarter ended March 31, 1997 and the quarter ended June 30, 1997; and

         (c) The description of the Common Stock of the Registrant contained in a registration statement on Form 8-B filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

         All reports and other documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such documents.

         Any statement contained in any document, all or a portion of which is incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained or incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.


Item 4.  Description of Securities.

         Not applicable.


Item 5.  Interests of Named Experts and Counsel.

          The consolidated financial statements of the Registrant appearing in the Registrant's Annual Report (Form 10-K) for the year ended December 31, 1996, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such consolidated financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated herein in reliance on the reports of Ernst & Young LLP pertaining to such financial statements (to the extent covered by consents filed with the Commission), given upon the authority of such firm as experts in accounting and auditing.


Item 6.  Indemnification of Directors and Officers.

         Section 145 of the Delaware General Corporation Law ("Section 145") permits indemnification of directors, officers, agents and controlling persons of a corporation under certain conditions and subject to certain limitations. Article EIGHTH of the Company's Restated Certificate of Incorporation and
Article 7 of the Company's By-Laws provide for the indemnification of the Company's officers, directors and trustees of the Company's employee benefit plans to the maximum extent permitted by the Delaware General Corporation Law.
Article 7 of the Company's By-Laws states that the indemnification provisions of the By-Laws shall be deemed to be a contract between the Company and each director, officer and trustee. Section 145 also empowers the Company to purchase and maintain insurance that protects its officers, directors, employees and agents against any liabilities incurred in connection with their service in such positions.

Item 7.  Exemption from Registration Claimed.

         Not applicable.


Item 8.  Exhibits.

         The following is a list of exhibits filed as part of this Registration
Statement:



Exhibit
Number      Description
-------     -----------
  4         Maritrans Inc. Equity Compensation Plan (as amended and restated).
  5         Opinion of Morgan, Lewis & Bockius LLP.
 23.1       Consent of Ernst & Young LLP.
 23.2       Consent of Morgan, Lewis & Bockius LLP
             (included as part of Exhibit 5).
 24         Power of attorney (included as part of the signature page).



Item 9.  Undertakings.

         (a)  The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

                  Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

         (b) The undersigned registrant hereby undertakes that, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Philadelphia, Commonwealth of Pennsylvania, on this 31st day of July, 1997.

                                   MARITRANS INC.

                                   By:  /s/ Stephen A. Van Dyck
                                        --------------------------------------
                                        Stephen A. Van Dyck
                                        Chairman of the Board and
                                             Chief Executive Officer

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by or on behalf of the following persons in the capacities and on the dates indicated.

         Each person, in so signing, also makes, constitutes and appoints Stephen A. Van Dyck and John C. Newcomb, and each of such officers acting singly, his true and lawful attorney-in-fact, in his name, place and stead to execute and cause to be filed with the Securities and Exchange Commission any or all amendments to this Registration Statement, with all exhibits and any and all documents required to be filed with respect thereto, and to do and perform each and every act and thing necessary to effectuate the same.




                 Signature                                   Capacity                               Date
                 ---------                                  --------                               ----


/s/ Stephen A. Van Dyck                      Chairman of the Board of Directors,                July 31, 1997
-----------------------------------          Chief Executive Officer, Director
Stephen A. Van Dyck                          (Principal Executive Officer)



/s/ H. William Brown                         Chief Financial Officer                            July 31, 1997
----------------------------------           (Principal Accounting Officer)
H. William Brown


/s/ Dr. Robert E. Boni                       Director                                           July 31, 1997
-----------------------------------
Dr. Robert E. Boni


/s/ Dr. Craig E. Dorman                      Director                                           July 31, 1997
--------------------------------
Dr. Craig E. Dorman


/s/ Robert J. Lichtenstein                   Director                                           July 31, 1997
-----------------------------------
Robert J. Lichtenstein



/s/ Eric H. Schless                          Director                                           July 31, 1997
-------------------------------------
Eric H. Schless
